Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

One Stop Systems Inc.

Escondido, CA

We consent to the incorporation by reference in Registration Statement No. 333-227671 on Form S-8 of One Stop Systems, Inc. of our report dated 13 December 2018 with respect to the financial statements of Bressner Technology GmbH included in this current report on Form 8-K.

BDO AG Wirtschaftsprüfungsgesellschaft

/s/ Uwe Braunschläger	/s/ Frank Werner
Uwe Braunschläger	Frank Werner
Wirtschaftsprüfer, CPA	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Munich, Germany

13 December 2018